UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  March 22, 2004

NEXTEL PARTNERS, INC.
(Exact Name ff Registrant as Specified in Charter)

DELAWARE	000-29633	91-1930918
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Carillon Point
Kirkland, Washington 98033
(425) 576-3600
(Address and Telephone Number of Registrant’s Principal Executive Offices)

Item 9.                    Regulation FD Disclosure.

On March 22, 2004, Nextel Partners, Inc. (the “Company”) issued a press release announcing that it will participate in two forums which will be held at the CTIA Wireless 2004 show in Atlanta later that week.  John Chapple, the Company’s Chairman, Chief Executive Officer and President, is scheduled to participate in the CSFB CTIA Wireless Investor Forum on Tuesday, March 23, 2004, and Barry Rowan, the Company’s Chief Financial Officer and Treasurer, is scheduled to present at the JPMorgan Tech & Telecom Forum on the same day.  In their remarks, Messrs. Chapple and Rowan will emphasize the Company’s performance and discuss other issues of importance to the Company.  Specifically, they will inform investors of the Company’s solid operational trends in the first quarter of 2004 and will reaffirm the Company’s full-year 2004 guidance which was previously provided on the Company’s fourth quarter 2003 earnings call on February 24, 2004.  A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by this reference.

The information in this report and the attached press release shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.  This report and the attached press release contain forward-looking statements relating to the Company’s performance.  A discussion of certain factors which may affect the Company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTEL PARTNERS, INC.

Date: March 23, 2004	By:	/s/ Donald J. Manning
Donald J. Manning
Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release, dated March 22, 2004, issued by Nextel Partners, Inc.